ICC20 7782 FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH STEP-UP Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company" or "Jackson®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE DESIGNATED LIFE (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. THE FIRST WITHDRAWAL FROM THE CONTRACT AFTER THE EFFECTIVE DATE OF THIS ADD-ON BENEFIT, EVEN A ONE-TIME WITHDRAWAL, WILL TRIGGER THE BEGINNING OF THE WITHDRAWAL PERIOD AND INCREASE THE GMWB CHARGE FOR THIS ADD-ON BENEFIT. ONCE THE WITHDRAWAL PERIOD BEGINS, THE HIGHER GMWB CHARGE IS IN EFFECT UNTIL THE ADD-ON BENEFIT IS TERMINATED. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) DURING THE CONTRACT YEAR COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. ADD-ON BENEFIT

ICC20 7782 2 The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this add-on benefit only. All terms defined in the Contract that are used in this add-on benefit have the same definition as in the Contract. "CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. DEFERRAL PERIOD. The time period from the Effective Date of the add-on benefit to the end of the Contract Quarter in which the first withdrawal is taken from the Contract after the Effective Date. DESIGNATED LIFE. The life on which certain GMWB values are based. The Designated Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Designated Life. For Joint Owners, the oldest Joint Owner is the Designated Life. If the Owner is a legal entity, the Annuitant is the Designated Life. If the Owner is a legal entity and there are Joint Annuitants, the oldest Joint Annuitant is the Designated Life. The Designated Life may not be changed. EFFECTIVE DATE. The date shown on the Supplemental Contract Data Pages. FOR LIFE GUARANTEE. A guarantee that allows You to take partial withdrawals for the lifetime of the Designated Life or, with Joint Owners, the lifetime of the Joint Owner who dies first. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount You can withdraw each Contract Year, subject to the RMD exception stated in this add-on benefit, without reducing the guaranteed amount You can withdraw in future Contract Years. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage used to determine the GAWA. GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Charge and other GMWB values are based. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this add-on benefit, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract. WITHDRAWAL PERIOD. For the purposes of this add-on benefit only, the Withdrawal Period begins at the end of the Deferral Period and continues until the add-on benefit is terminated."

ICC20 7782 3 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of the Designated Life is incorrectly stated on the Effective Date of the GMWB but falls within the allowable age range then, on the date the misstatement is discovered, the GWB and GAWA will be recalculated based on the correct age. If the age of the Designated Life is incorrectly stated on the Effective Date of the GMWB and falls outside the allowable age range then, on the date the misstatement is discovered, the GMWB will be null and void and all GMWB Charges will be refunded." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: the beginning and ending GWB, the GAWA available for withdrawal in the following Contract Year, and the Contract Value after the application of the GMWB Charge." 4) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "The first withdrawal from the Contract after the Effective Date of this add-on benefit, even a one-time withdrawal, will trigger the beginning of the Withdrawal Period and increase the GMWB Charge for this add-on benefit. Once the Withdrawal Period begins, the higher GMWB Charge is in effect until the add-on benefit is terminated. FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to receive annual payments of the GAWA prior to the Income Date: 1) if the For Life Guarantee is in effect, for the lifetime of the Designated Life, or, if there are Joint Owners, the lifetime of the Joint Owner who dies first, or 2) if the For Life Guarantee is not in effect, until the earlier of Your death or the death of any Joint Owner or until the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The GAWA will not reduce if total partial withdrawals taken within each Contract Year do not exceed the greater of the GAWA or the RMD. If You do not take a withdrawal of the greater of the GAWA or the RMD in one Contract Year, You may not withdraw more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent Contract Years. The withdrawals made under this add-on benefit are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract. For purposes of this add-on benefit, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this add-on benefit, including any applicable charges for and adjustments to such withdrawals. GAWA withdrawals are considered partial withdrawals while the Contract Value is greater than zero and affect all Contract values the same as any other partial withdrawal would. The total amount received under this guarantee may be less than the GWB at election due to the application of charges and adjustments under the Contract. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply.

ICC20 7782 4 Assessment of GMWB Charge. The GMWB Charge percentages are shown on the Supplemental Contract Data Pages. The GMWB Charge assessed is lower during the Deferral Period and will increase upon the start of the Withdrawal Period. The first withdrawal from the Contract after the Effective Date of this add-on benefit, even a one-time withdrawal, will trigger the beginning of the Withdrawal Period and increase the GMWB Charge for this add-on benefit. Once the Withdrawal Period begins, the higher GMWB Charge is in effect until the add-on benefit is terminated and is subject to charge increases as outlined below. The GMWB Charge will be deducted at the end of each Contract Quarter on a pro rata basis from the Investment Divisions and Fixed Account Options, when the Fixed Account Contract Value is greater than the Fixed Account Minimum Value, as defined in Your Contract, and any Investment Division has value. The deduction of the GMWB Charge from the Investment Divisions results in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. If the Fixed Account Contract Value is reduced to the Fixed Account Minimum Value, the GMWB Charge will be deducted on a pro rata basis from the Investment Divisions. If no value remains in the Investment Divisions, and the Fixed Account Contract Value is equal to the Fixed Account Minimum Value on any Contract Quarterly Anniversary, the GMWB Charge will not be assessed for that Contract Quarter. The GMWB Charge will be discontinued upon the earlier of the termination of this add-on benefit or the date on which the Contract Value equals zero. Upon termination, a pro rata GMWB Charge will be assessed for the period since the last quarterly GMWB Charge. The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision shown on the Supplemental Contract Data Pages. Both the lower Deferral Period GMWB Charge and the higher Withdrawal Period GMWB Charge are subject to charge increases. Should the Company increase the GMWB Charge percentage, You may elect to opt out of the increase, and any future increases by forfeiting automatic step-ups and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. Your election to opt out of GMWB Charge increases does not apply to the Withdrawal Period GMWB Charge percentage increase upon Your first withdrawal after the Effective Date of this add-on benefit. Guaranteed Withdrawal Balance. On the Effective Date of this add-on benefit, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this add-on benefit is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable taxes. 2. If the Effective Date of this add-on benefit is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this add-on benefit. With each Premium payment received after the Effective Date of this add-on benefit, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Maximum.

ICC20 7782 5 Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD: a. the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the greater of the GAWA or the RMD, and b. the GWB is equal to the greater of: 1. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced by the excess withdrawal; or 2. zero. The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. On the Effective Date of this add-on benefit, the GAWA is equal to the GAWA% as shown on the Supplemental Contract Data Pages, multiplied by the GWB. With each Premium payment received after the Effective Date of this add-on benefit, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the Premium payment, net of any applicable taxes; or 2. the GAWA% multiplied by the increase in the GWB. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA at the time of the withdrawal or the RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA at the time of the withdrawal or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced by the excess withdrawal. On the date the For Life Guarantee becomes effective, the GAWA is reset to equal the GAWA% multiplied by the current GWB. At the end of each Contract Year, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB.

ICC20 7782 6 For Life Guarantee. The For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages unless: 1. the Contract has terminated; 2. the Contract Value is zero before the For Life Guarantee Effective Date; or 3. the Income Date precedes the For Life Guarantee Effective Date. The For Life Guarantee is terminated when this GMWB is terminated or if this GMWB is continued by a spousal Beneficiary or spousal Joint Owner. Contract Value Reduces to Zero. If the Contract Value is reduced to zero as the result of a partial withdrawal which does not cause total withdrawals in the Contract Year to exceed the greater of the GAWA or the RMD, or by the deduction of charges, all rights under the Contract cease, no subsequent Premium payments will be accepted, all other add-on benefits are terminated without value, and Spousal Continuation is not available upon the death of the Owner or the death of any Joint Owner. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of the Designated Life or the death of any Joint Owner. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB, the death of the Designated Life or the death of any Joint Owner. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of the Designated Life or the death of any Joint Owner, all payments will cease. No death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during any Contract Year may not exceed the GAWA. Guaranteed Withdrawal Balance Step-Up. Following the Effective Date of this add-on benefit, on the frequency shown in the Supplemental Contract Data Pages, the GWB will automatically step up to the Contract Value if the Contract Value is greater than the GWB. If You have elected to opt out of automatic step-ups to avoid an increase in the GMWB Charge percentage, step- ups will not occur. At the time of step-up: 1. The GWB equals the greater of: a. the Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages; or b. the GWB prior to the step-up. 2. The GAWA equals the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the step-up."

ICC20 7782 7 5) The following language is added to the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Partial withdrawals will affect the Contract Value as follows: 1. The Minimum Contract Value remaining after a partial withdrawal shown on the Contract Data Pages of the Contract will be waived. 2. The Minimum partial withdrawal amount shown on the Contract Data Pages of the Contract will be waived." 6) The following language is revised in the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Unless You request otherwise, a partial withdrawal will be deducted from each Contract Option in proportion to its current value. The partial withdrawal will be reduced for any applicable taxes and charges, including Withdrawal Charges, and then adjusted for any applicable Market Value Adjustments. Withdrawals of the GAWA or the RMD are not subject to Withdrawal Charges, if applicable." 7) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect with a Contract Value greater than zero, the GMWB terminates without value, unless the Contract is continued by the spouse. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the spouse does not make such an election on the continuation date, the GMWB will be continued by the spouse, and will remain in effect and may not be subsequently terminated independently from the Contract to which it is attached. If the GMWB is continued by the spouse, the For Life Guarantee provision will no longer be effective. No other adjustments will be made to the GWB or the GAWA at the time of such continuation. The GMWB Charge will continue at the same level in effect prior to the continuation. Step-ups will continue as permitted in accordance with the rules described under the GWB Step-Up provision." 8) The following language is added to the INCOME PROVISIONS of the Contract: "LIFE INCOME OF THE GAWA. This option is only available if the For Life Guarantee is in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount during Your lifetime (with Joint Owners, the lifetime of the Joint Owner who dies first). All payments end upon Your death or the death of any Joint Owner. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option. This total annual amount will be paid in the frequency that You elect, which may not be less frequently than annually. However, in the event of Your death or the death of any Joint Owner before the first monthly payment, the Company will pay the Contract Value as of the Income Date to You or, if You are deceased, to Your Beneficiary in a lump sum.

ICC20 7782 8 SPECIFIED PERIOD INCOME OF THE GAWA. This option is only available if the For Life Guarantee is not in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the Latest Income Date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option, but no payment will exceed the remaining GWB at the time of payment. This amount will be paid over the determined number of years in the frequency that You elect, which may not be less frequently than annually. If, upon Your death or the death of any Joint Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This Income Option may not be available on certain Qualified Plans." TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge, and all benefits under this and any other add-on benefits end on the earlier of: 1. the date You elect to receive Income Payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse; 5. the continuation date if the spouse elects to terminate the GMWB; or 6. the date upon which all obligations for payment under this add-on benefit have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company President

ICC20 7782-S SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: For Life Guaranteed Minimum Withdrawal Benefit with Step-Up Designated Life: [John Doe] Designated Life’s Attained Age on the Effective Date: [35] Effective Date: [April 1, 2021] Guaranteed Annual Withdrawal Amount Percentage (GAWA%): [4.00%] Guaranteed Withdrawal Balance Step-Up frequency Each [5th] Contract Anniversary following the Effective Date of this add-on benefit. GWB Maximum: [$10,000,000] For Life Guarantee Effective Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [65]; or 2. the Effective Date of this add-on benefit. Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. During the Deferral Period, the GMWB Charge percentage equals [0.0750%] of the GWB, on a quarterly basis and is deducted (i) at the end of each Contract Quarter following the Effective Date of this add-on benefit; and (ii) upon termination of the GMWB. During the Withdrawal Period, the GMWB Charge percentage equals [0.1875%] of the GWB, on a quarterly basis and is deducted (i) at the end of each Contract Quarter following the Effective Date of this add-on benefit; and (ii) upon termination of the GMWB. The GMWB Charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Prior Written Notice will not be provided for the Withdrawal Period GMWB Charge percentage increase upon Your first withdrawal after the Effective Date of this add-on benefit.

ICC20 7782-S 2 Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Charge percentage by up to [0.0125%] during the Deferral Period, or [0.0375%] during the Withdrawal Period, on a quarterly basis. The Maximum GMWB Charge percentage is [0.1500%] during the Deferral Period, or [0.3750%] during the Withdrawal Period, on a quarterly basis. If the GMWB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. You may elect to opt out of the current or future GMWB Charge percentage increases as described in the Assessment of GMWB Charge section of this add-on benefit. Signed for the Jackson National Life Insurance Company President